Exhibit 99.3

Audited Financial Statements of R2D Ingenierie SAS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amtech Systems, Inc :

       We have audited the accompanying balance sheets of S.A.S. R2D INGENIERIE as of December 31, 2006 and 2005, and the related statements of income, stockholder’s investment and cash flows for the years then ended converted into US Dollars. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with international auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.A.S. R2D INGENIERIE as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

September 3, 2007
AUDIT ET CONSEIL UNION

/s/ Jean-Marc Fleury
Jean-Marc FLEURY

R2D INGÉNIÉRIE SAS
Balance Sheet
In US Dollars

	Years ended December 31,
	2006	2005
Current Assets
Cash and cash equivalents	$835,300	$1,213,637
Accounts receivable - less allowance for doubtful accounts of $ 21,770
(December 31, 2005 - $ 16,117)	1,463,163	670,439
Inventories	895,022	659,781
Deferred tax assets - current	18,477	—
Financial assets	—	264,035
Other	381,205	371,789
Total current assets	3,593,167	3,179,681
Deferred tax assets - non current	3,793	3,205
Property, Plant and Equipment - Net	52,075	85,774
Financial assets	11,403	10,230
Total Assets	$3,660,439	$3,278,889
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,046,344	$568,456
Bank loans and current maturities of long-term debt	50,387	288,875
Payable to shareholders	942,619	27,274
Accrued compensation and related taxes	280,927	214,273
Accrued warranty expense	30,367	27,241
Deferred profit	51,492	84,092
Deferred tax liabilities - current portion	—	311
Long-Term obligation - current portion	—	130,284
Other accrued liabilities	11,378	9,615
Income taxes payable	71,944	115,814
Total current liabilities	2,485,458	1,466,237
Commitments, Contingencies and Subsequent Event
Stockholders’ Equity
Common stock	118,532	118,532
Legal reserve	11,870	11,870
Accumulated other comprehensive income	295,041	129,218
Retained earnings	749,537	1,553,032
Total stockholders’ equity	1,174,981	1,812,652
Total Liabilities and Stockholders’ Equity	$3,660,439	$3,278,889

The accompanying notes are an integral part of these financial statements

R2D INGÉNIÉRIE SAS
Statement of Operations
In US Dollars

	Years ended December 31,
	2006	2005
Revenues, net of returns and allowances	$4,882,652	$3,179,953
Cost of sales	3,311,965	1,968,287
Gross profit	1,570,687	1,211,666
Selling expenses	561,471	463,577
General and Administrative expenses	212,233	169,811
Operating income	796,982	578,278
Interest and other income (expense), net	(165,920)	89,255
Income before income taxes	631,062	667,533
Income tax provision	179,459	205,869
Net income	$451,603	$461,664

Earnings Per Share:
Basic earnings per share	$3.76	$3.85
Weighted average shares outstanding	120,000	120,000
Diluted earnings per share	$3.76	$3.85
Weighted average shares outstanding	120,000	120,000

The accompanying notes are an integral part of these financial statements

R2D INGÉNIÉRIE SAS
Statement of Stockholders’ Equity
US Dollars

	Common stock			Accumulated
	Number			other		Total
	of	Amount	Legal	comprehensive	Retained	Stockholders’
	shares	in USD	reserve	income	earnings	Equity
Balance at December 31, 2004	120,000	$118,532	$11,870	$ 392,140	$ 1,332,688	$ 1,855,229
Net income					461,664	461,664
Dividends					(241,320)	(241,320)
USD translation difference				(262,922)		(262,922)
Balance at December 31, 2005	120,000	118,532	11,870	129,218	1,553,032	1,812,652
Net income					451,603	451,603
Dividends					(1,255,100)	(1,255,100)
USD translation difference				(165,824)		(165,824)
Balance at December 31, 2006	120,000	$118,532	$11,870	$ 295,041	$ 749,537	$ 1,174,981

The accompanying notes are an integral part of these financial statements

R2D INGÉNIÉRIE SAS
Statement of Cash Flows
In US Dollars

	Years ended December 31,
	2006	2005
Operating Activities
Net income	$451,603	$461,664
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	24,564	(74,530)
Provision for doubtful accounts	3,620	1,599
Deferred income taxes	(18,120)	110
Other	208,894	141,379
Changes in operating assets and liabilities:
Accounts receivable	(628,545)	544,984
Inventories	(463,337)	(542,579)
Accrued income taxes	(55,640)	72,307
Prepaid expenses and other assets	18,514	(39,641)
Accounts payable	392,634	75,574
Accrued liabilities and customer deposits	33,727	6,548
Deferred profit	48,993	88,423
Net cash provided by operating activities	16,907	735,839
Investing Activities
Purchases of property, plant and equipment	(940)	(10,997)
Net cash used in investing activities	(940)	(10,997)
Financing Activities
Preferred stock cash dividends paid	(1,255,100)	(241,320)
Borrowings on long-term obligations	(138,184)	(112,085)
Net short-term borrowings	885,963	(372,551)
Net cash provided by financing activities	(508,441)	(733,714)
Effect of Exchange Rate Changes on Cash	(114,137)	185,294
Net Decrease in Cash and Cash Equivalents	(378,336)	(194,166)
Cash and Cash Equivalents, Beginning of Year	1,213,637	1,407,803
Cash and Cash Equivalents, End of Year	$835,301	$1,213,637

The accompanying notes are an integral part of these financial statements

Notes to the Financial Statements

For the Years Ended December 31, 2006 and 2005

1. Summary of Significant Accounting Policies

     Nature of operations and basis of presentation — SAS R2D Ingenierie (the “Company”) manufactures robotic systems for the semiconductor and the solar industries. The Company sells these products to manufacturers of silicon wafers, semiconductors and solar cells worldwide. In addition, the Company provides semiconductor manufacturing support services.

     Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Foreign currency translation — The Financial Statements are presented in US Dollar which is the Company’s presentation currency. The Company’s functional currency (the currency of the primary economic environment in which the Company operates) is Euro.

     The results and financial position of the Company are translated into the presentation currency as follows:

  Assets and liabilities of the balance sheet are translated at the closing rate at the balance sheet date,

  Income and expenses of the income statement are translated at annual average exchange rate,

  The translation differences arising are reported in other comprehensive income included in Stockholders’ Equity.

     Revenue Recognition — Revenue is recognized upon shipment of the Company’s products equal to the sales price less the greater of (i) the fair value of undelivered services and (ii) the contingent portion of the sales price, which is generally 10-20% of the total contract price. The entire cost of the equipment relating to proven technology is recorded upon shipment. The remaining contractual revenue, deferred costs, and installation costs are recorded upon successful installation of the product.

     Revenue from services is recognized as the services are performed. Revenue from prepaid service contracts is recognized ratably over the life of the contract. Revenue from spare parts is recorded upon shipment.

     Accounts receivable and allowance for doubtful accounts — Accounts receivable are recorded at the gross sales price of products sold to customers on trade credit terms. Accounts receivable are considered past due when payment has not been received from the customer within the normal credit terms extended to that customer. Accounts are charged-off against the allowance when the probability of collection is remote.

     The following is a summary of the activity in the Company’s allowance for doubtful accounts:

	Years Ended December 31,
	2006	2005
(in USD)
Balance at beginning of year	$16,117	$16,815
Charged to expense	3,619	1,599
Write-offs	—	—
USD translation difference	2,034	(2,297)
Balance at end of year	$21,770	$16,117

     Concentrations of Credit Risk — The Company’s financial assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivables.

     About 98 % of Company’s cash is held at one bank which is a subsidiary of HSBC, one of the world’s top ranked banks.

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company’s customers consist of first rank manufacturers of semiconductors, semiconductor wafers and solar cells located throughout the world. Credit risk is managed by performing ongoing credit evaluations of the customers’ financial condition, by requiring significant deposits where appropriate, and by actively monitoring collections.

     Foreign Currency risk management — The Company operates internationally and is exposed to foreign exchange risk arising from various currency exposures primarily with respect to US Dollars. The Company uses deposit contracts in US Dollars and interest rate swaps to minimise the potential impact of foreign exchange rate exposures .

     Cash and cash equivalent — All highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents. At 31 December 2006 the carrying value of cash and cash equivalents approximated their fair values.

     Inventories — Inventories are stated at the lower of cost (first-in, first-out method) or net realizable value. The components of inventories are as follows:

	Years Ended December 31,
	2006	2005
(in USD)
Purchased parts and raw materials	$420,674	$339,059
Work-in-process	362,845	278,162
Finished goods	132,628	42,560
	$916,147	$659,781

     Property, Plant and Equipment — Property plant, and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. The cost of property retired or sold and the related accumulated depreciation are removed from the applicable accounts when disposition occurs and any gain or loss is recognized. Depreciation is computed using the straight-line method. Useful lives for equipment, machinery and leasehold improvements range from three to seven years; for furniture and fixtures from five to ten years; and for buildings twenty years.

     The following is a summary of property, plant and equipment:

	Years Ended December 31,
	2006	2005
(in USD)
Land, building and leasehold improvements	$110,109	$ 98,775
Equipment and machinery	215,069	192,046
Furniture and fixtures	34,816	31,233
	359,994	322,054
Accumulated depreciation and amortization	307,919	236,280
	$ 52,075	$ 85,774

     Intangibles — Intangible assets are capitalized and amortized over the useful life of the asset.

     The following is a summary of intangibles:

	Years Ended December 31,
	2006	2005
(in USD)
Software	$32,839	$29,458
Accumulated depreciation and amortization	32,839	29,458
	$ —	$ —

     Warranty — A limited warranty is provided free of charge, generally for periods of 12 to 24 months to all purchasers of the Company’s products and systems. Accruals are recorded for estimated warranty costs at the time revenue is recognized. The following is a summary of activity in accrued warranty expense:

	Years Ended December 31,
	2006	2005
(in USD)
Beginning balance	$ 27,241	$ 31,381
Warranty expenditures	(28,893)	(28,644)
Reserved Adjustment	28,893	28,644
USD translation difference	3,126	(4,140)
Ending Balance	$ 30,367	$ 27,241

     Research and Development Expenses — Product development costs are expensed as incurred.

     Foreign Currency Transactions and Translation — The functional currency of the Company’s operations is the Euro. Net income (loss) includes pretax net gains (losses) from foreign currency transactions of ($62,000) and $105,000 in fiscal 2006 and 2005, respectively.

     Income Taxes — The Company files income tax returns and computes deferred income tax assets and liabilities based upon cumulative temporary differences between financial reporting and taxable income, carryforwards available and enacted tax laws.

     Fair Value of Financial Instruments — The carrying values of the Company’s current financial instruments approximate fair value due to the short term in which these instruments mature. The carrying values of the Company’s line of credit (see Note 5) and long-term debt (see Note 6) approximate fair value because their variable interest rates approximate the prevailing interest rates for similar debt instruments.

2. Earnings Per Share

     Basic earnings per share is computed by dividing net income (loss) available to common stockholders (net income less accrued preferred stock dividends) by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued, and the numerator is based on net income. In the case of a net loss, diluted earnings per share is calculated in the same manner as basic earnings per share.

     Common shares relating to stock options where the exercise prices exceeded the average market price of our common shares during the period were excluded from the diluted earnings per share computation as the related impact was anti-dilutive.

3. Line of Credit

     The company has no line of credit as of December 31, 2005 and December 31, 2006.

4. Long-Term Obligations

     In December 2005, the Company had an obligation toward OSEO ANVAR related to an innovation project. OSEO ANVAR is a public organisation which finance the development of new technology.

     The Company reimbursed the last instalment of the repayable loan from OSEO ANVAR for an amount of $ 138,184 (€ 110,000) in 2006.

5. Stockholders’ Equity

     There are no shares of preferred stock and no option to purchase common shares.

     As at December 31, 2006, there were 119,900 Common Shares of the Company owned by:

  Mme Zineb Di Cesare, President of the Company, with 59,940 shares,

  Mr Robert Di Cesare, Chief executive of the company, with 59,960 shares.

     Dividend policy : the Company has paid dividends on its common shares:

  $1,255,100 (€ 1,000,000) in 2006,

  $ 241,320 (€ 200,000) in 2005.

6. Commitments and Contingencies

     Legal Proceedings — The Company and its subsidiaries are defendants from time to time in actions for matters arising out of their business operations. The Company does not believe that any matters or proceedings presently pending will have a material adverse effect on its financial position, results of operations or liquidity.

     Operating Leases — The Company leases building, vehicles and equipment under operating leases. Rental expense under such operating leases was $ 60,364 and $ 52,212 in fiscal 2006 and 2005 respectively.

7. Major Customers and Foreign Sales

     Two customers accounted for 10% or more of net revenue during fiscal 2006: one accounted for 14% and the other for 10.2%. Two customers accounted for 10% or more of net revenue during fiscal 2005: one accounted for 16% and the other for 14%.

     Net revenues for fiscal 2006 and 2005 were to customers in the following geographic regions:

	Years Ended December 31,
	2006	2005
France	$1,447,882	$1,200,169
Foreign countries	3,434,770	1,979,784
	$4,882,652	$3,179,953

8. Accumulated other comprehensive income

     The components of total comprehensive income were as follows:

	Years Ended December 31,
	2006	2005
Net income for the period	$451,603	$ 461,664
Other comprehensive income:
Currency Translation	165,823	(262,922)
Total comprehensive income for the period	$617,426	$ 198,742

     The change to accumulated other comprehensive income for two years ended December 31, 2006 were as follows:

	Cumulative
	currency translation	Total
Balance, December 31, 2004	$ 392,139	$ 392,139
Change during the year	(262,921)	(262,921)
Balance, December 31, 2005	129,218	129,218
Change during the year	165,823	165,823
Balance, December 31, 2006	$ 295,041	$ 295,041

9. Income Taxes

     The components of the provision for income taxes are as follows:

	Years Ended December 31,
	2006	2005
Current:
Domestic state	$197,580	$205,758
Deferred:
Domestic state	(18,120)	111
	$179,460	$205,869

     A reconciliation of actual income taxes at the expected national corporate income tax rate of 33.33 percent is as follows:

	Net result		Income
Tax proof 2006	before tax	Tax rate	tax
Income tax at national tax rate	$631,062	33.33%	$210,333
Income tax credit for research expenses		(3.09%)	(19,528)
Income tax at reduced rate(15% instead of 33,33%)
on an amount of 38,120		(1.37%)	(8,620)
Other items		(0.43%)	(2,726)
Income tax provision	$631,062	28.44%	$179,459

	Net result		Income
Tax proof 2005	before tax	Tax rate	tax
Income tax at national tax rate	$667,533	33.33%	$222,489
Income tax credit for research expenses		(1.88%)	(12,582)
Income tax at reduced rate(15% instead of 33,33%)
on an amount of 38,120		(1.28%)	(8,546)
Other items		0.68%	4,508
Income tax provision	$667,533	30.84%	$205,869

     The company has no loss carryforward.

10. Related Party transactions

     The Company is controlled by Mr DI CESARE which owns 50.01% of the Company’s shares. The remaining 49.99% of the shares are owned by Mrs DI CESARE.

     The following transactions were carried out with related parties:

(a)	Current account from related parties:

	Years Ended December 31,
	2006	2005
(in USD)
Beginning balance	$27,274	$221,116
Change in balance:
i. dividends declared	1,255,100	241,320
ii. dividends paid to shareholders	(418,321)	(480,074)
iii. amounts received from shareholders	30,043	57,846
USD translation difference	48,523	(12,933)
Ending Balance	$942,619	$27,274
Interests paid to related parties	$5,933	$3,176

(b)	Office rent from non-trading real estate investment company (“Société Civile Immobilière – SCI”) owned by the shareholders of the Company:

	Years Ended December 31,
	2006	2005
(in USD)
Yearly rental	$35,732	$32,302
Rental charges	$ 4,824	$ 4,653

11. Subsequent Event

     No subsequent event occurred since December 31, 2006.